UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2020

OMEGA HEALTHCARE INVESTORS, INC.

OHI HEALTHCARE PROPERTIES LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Maryland	1-11316	38-3041398
(Omega Healthcare Investors, Inc.)	(Omega Healthcare Investors, Inc.)	(Omega Healthcare Investors, Inc.)
Delaware	33-203447-11	36-4796206
(OHI Healthcare Properties Limited Partnership)	(OHI Healthcare Properties Limited Partnership)	(OHI Healthcare Properties Limited Partnership)
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 International Circle

Suite 200

Hunt Valley, Maryland 21030

(Address of principal executive offices / Zip Code)

(410) 427-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.10 par value	OHI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Kevin J. Jacobs as Director

On October 22, 2020, the Board of Directors of Omega Healthcare Investors, Inc. (the “Company”) appointed Mr. Kevin J. Jacobs to the Board of Directors, to serve until the Company’s 2021 annual meeting of stockholders (the “2021 Annual Meeting”) and until his successor is elected and qualified.

Mr. Jacobs brings to our Board significant experience managing both private and public companies in the hospitality and real estate industries, including REITs; knowledge of financial reporting and other regulatory matters; and significant capital markets experience. He has served as Chief Financial Officer for Hilton Worldwide Holdings Inc. since 2013, and in 2020, also began serving concurrently as its President, Global Development. In these roles, he leads the company's finance, real estate, development and architecture and construction functions globally. Mr. Jacobs has held progressive positions at Hilton since joining the company in 2008, including serving as Treasurer and Senior Vice President, Corporate Strategy. Prior to Hilton, Mr. Jacobs was Senior Vice President, Mergers & Acquisitions and Treasurer of Fairmont Raffles Hotels International, and prior to Fairmont Raffles, Mr. Jacobs spent seven years with Host Hotels & Resorts, a NYSE-traded lodging REIT. Prior to Host, Mr. Jacobs held various roles in the Hospitality Consulting practice of PwC and the Hospitality Valuation Group of Cushman & Wakefield. Mr. Jacobs is a Trustee and member of the Executive Committee of the Federal City Council, a member of the Board of Trustees of the Holton-Arms School, where he chairs the Audit Committee, and serves on the board of directors of Goodwill of Greater Washington. Mr. Jacobs is a graduate of the Cornell University School of Hotel Administration.

There are no family relationships between Mr. Jacobs and any director or other executive officer of the Company nor are there any transactions between Mr. Jacobs or any member of his immediate family and the Company or any of its subsidiaries that would be reportable as a related party transaction under the rules of the United States Securities and Exchange Commission (the “SEC”). Further, there is no arrangement or understanding between Mr. Jacobs and any other persons or entities pursuant to which Mr. Jacobs was appointed as a director of the Company.

Mr. Jacobs will receive compensation for his services as a director pursuant to the Company’s standard arrangements for non-employee directors described in the proxy statement for the Company’s 2020 annual meeting of stockholders. For the period from the date of his appointment through the 2021 Annual Meeting, the annual amounts for non-employee director compensation will be prorated. As a result, Mr. Jacobs is entitled to receive a prorated portion of the annual stock grant for directors of $150,000, a prorated portion of the annual director retainer of $50,000, and if applicable, meeting fees of $1,500 per meeting in excess of a specified number of meetings, as well as reimbursement of his reasonable travel expenses incurred in connection with his attendance at Board and committee meetings.

Appointment of Neal A. Ballew as Senior Vice President – Chief Accounting Officer

Additionally, on October 22, 2020, Neal A. Ballew was appointed as Senior Vice President – Chief Accounting Officer of the Company, overseeing the accounting and financial reporting functions of the Company. In such capacity, Mr. Ballew will serve as the Company’s principal accounting officer as defined by the SEC. Prior to joining the Company, Mr. Ballew spent ten years in the real estate and hospitality audit practice at Ernst & Young, LLP (“EY”). Most recently, Mr. Ballew was a senior manager within EY’s professional practice group, assisting audit clients on technical accounting matters. Mr. Ballew earned a B.S. and Master’s in Accounting from the Marriott School of Management at Brigham Young University. Mr. Ballew is a Certified Public Accountant and member of the American Institute of Certified Public Accountants.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the co-registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEGA HEALTHCARE INVESTORS, INC.
(Co-Registrant)

Dated: October 23, 2020	By:	/s/ Gail D. Makode
Gail D. Makode
Chief Legal Officer, General Counsel

OHI HEALTHCARE PROPERTIES LIMITED PARTNERSHIP
(Co-Registrant)

Dated: October 23, 2020	By:	/s/ Gail D. Makode
Gail D. Makode
Chief Legal Officer, General Counsel